EXHIBIT 99.1
GMX RESOURCES INC.
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.	Ken L. Kenworthy, Jr.
Executive V. P., CFO	President, CEO
405.600.0711 x316	405.600.0711 x311

GMX RESOURCES INC. Announces 1Q07 Production is 1.79 BCFE, 108% Increase vs. 1Q06 and 28% Increase Sequentially vs. 4Q06; and Company to Present at Independent Petroleum Association of America Oil and Gas Symposium in New York, Monday, April 23, 2007

Oklahoma City, Oklahoma, Thursday, April 19, 2007 GMX RESOURCES INC., NASDAQ GM: ‘GMXR’; (visit www.gmxresources.com to view the most recent Company presentation and for more information on the Company) today announces that the Company’s 1Q07 production is 1.79 BCFE which beat its previously raised guidance. The 1Q07 production is an increase of 108% vs. 1Q06 of .86 BCFE and is a 28% increase sequentially vs. the prior 4Q06 of 1.39 BCFE.

The company will be a presenter at the IPAA-OGIS Investment Symposium in New York on Monday, April 23, 2007 at 9:10 AM EDT to discuss its strategy for increasing production, reserves and shareholder’s value.  The power point for this presentation is accessible on the Company’s website. To access the web-cast log on to www.gmxresources.com at least 20 minutes prior to the scheduled start of the web-cast to download and install any necessary audio software. You can find the Internet web-cast link under the Investor Relations tab where you will be required to register your name and email address.  You must have either Microsoft Media Player or Real Player to access the conference call.  During the conference call the company’s most recent presentation could be utilized. An on-demand replay of the web-cast will be available on GMXR’s website for 30 days.

GMX RESOURCES INC. is a rapidly growing, E & P company with high quality unconventional gas resources, currently drilling with 7 rigs in its Cotton Valley (CV) Gas Resource Play on the Sabine Uplift; Carthage, North Field, East Texas, Panola & Harrison County, developing its Upper CV “Tight Gas Sands”; 152 gross/82.2 net producers and Lower CV Bossier “Gas Shales”, also containing Travis Peak/Hosston Sands & Pettit Sands and Limes. The Company has experienced a 100% success rate in this development. These key resource layers provide repeatable organic growth for the Company; Core Area 99% of NAV; 94% Natural Gas. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 196 gross/ 113.32 net producing wells and operates 60% of its reserves.  The Company’s strategy is to develop its resource play with 7-8 rigs, increase production, grow its natural gas reserves and continue to build shareholder value.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels.  These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company’s properties.  Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company.    Reference is made to the company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks.  For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.